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                                                                     EXHIBIT 23

[KPMG LOGO]

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Exchange National Bancshares, Inc:

We consent to the incorporation by reference in the registration statement (No. 333-68388) on Form S-8 of Exchange National Bancshares, Inc. of our report dated February 13, 2004, with respect to the consolidated balance sheets of Exchange National Bancshares, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of Exchange National Bancshares, Inc.

Our report refers to Exchange National Bancshares, Inc. changing its method of accounting for goodwill and other intangible assets in 2002.

                                        /s/ KPMG LLP

St. Louis, Missouri
March 15, 2004

[KPMG LOGO] KPMG LLP, a U.S. limited liability partnership, is the U.S. member firm of KPMG International, a Swiss cooperative.